EXHIBIT 99.1

Media Contact:	Investor Relations:
Eileen Stanley Conway	Michael Look
(415) 252-4035	(415) 832-5995
estanley@macromedia.com	mlook@macromedia.com

Macromedia Reports Fourth Quarter and Fiscal Year 2004 Results

Macromedia, Inc. (Nasdaq: MACR)

Summary Financial Results

	Three Months Ended March 31,		Year Ended March 31,
(in millions, except per share data)	2004	2003	2004	2003
Net Revenues	$102	$84	$370	$337
Net income per diluted share—GAAP	$0.20	$0.11	$0.60	$0.03
Net income per diluted share—pro forma	$0.22	$0.13	$0.66	$0.40

San Francisco—April 28, 2004—Macromedia (Nasdaq: MACR) today reported financial results for its fiscal fourth quarter and fiscal year ended March 31, 2004. Net revenues for the quarter were $102.0 million, a 22 percent increase compared to the $83.6 million reported for the same period last year. Net revenues for fiscal year 2004 were $369.8 million, a 10 percent increase compared to the $336.9 million for fiscal year 2003.

“Macromedia is all about empowering great digital experiences of all kinds so I’m especially pleased that we’ve broadened our reach to serve business users and consumers, in addition to designers and developers,” said Rob Burgess, chairman and CEO, Macromedia. “Providing must-have solutions to these three key markets should fuel increasing financial results and help make the digital experience better for millions of users that we’ve never touched before.”

Net income for the fiscal fourth quarter was $14.7 million, or $0.20 per diluted share, compared to $6.9 million, or $0.11 per diluted share, for the same quarter a year ago. Pro forma net income for the three months ended March 31, 2004 was $15.7 million, or $0.22 per diluted share, compared to $8.4 million, or $0.13 per diluted share, for the comparable quarter a year ago.

Net income for the year ended March 31, 2004 was $41.5 million, or $0.60 per diluted share, compared to a net profit of $1.6 million, or $0.03 per diluted share, for the prior fiscal year. Pro forma net income for fiscal year 2004 was $45.8 million, or $0.66 per diluted share, compared to a pro forma net profit of $24.8 million, or $0.40 per diluted share, for fiscal year 2003.

Business Initiatives Update

During the quarter ended March 31, 2004, Macromedia advanced its agenda across its three major markets serving designer/developers, business users, and consumers.

Designer/Developer Market

Macromedia addressed designers and developers, its largest market, with a new development solution and updates for the MX 2004 products. The Company:

•	improved performance and stability across Studio MX 2004 products;

•	delivered Macromedia Flex, a new presentation server and application framework that enables enterprise development teams to put more effective interfaces on critical business applications;

•	saw initial Flex sales through key channels such as direct sales, system integrators like Cap Gemini Ernst & Young, and OEMs such as Exstream Software; and

•	released RoboHelp X5, the latest version of the industry standard help authoring tool, with Macromedia branding in January, following the December 2003 acquisition of eHelp Corporation.

Business Users

Solutions for business users built up their presence and capabilities in the fourth quarter. Macromedia:

•	released a new version of Macromedia Breeze, which not only sets a new standard in web conferencing, but also introduced the first true rich web communication system;

•	continued with strong Breeze sales, adding more than 100 customers this quarter, and;

•	recognized Contribute as the most rapidly adopted product in the company’s history, with nearly 180,000 users. Notably, more than 50,000 units have already been sold to education customers, a key market segment for Contribute.

Consumers

There were also advancements in serving the consumer market this quarter, with momentum in the Company’s mobile agenda. Macromedia:

•	signed several new partners, including Samsung who will embed Macromedia Flash on Samsung Electronics SMT-7000 series set top boxes;

•	previewed its upcoming Macromedia FlashCast technology for the Symbian OS at the 3GSM World Congress conference; and

•	with the addition of Juha Christensen as president of mobile and devices, solidified our go-to-market strategy to light up the mobile world with interactive media in the years to come.

Industry Awards

In addition to Macromedia Dreamweaver being recognized for its lifetime achievement as the Jolt Product Hall of Fame Award winner, the following products were also recognized this quarter:

•	Jolt Award for Best Web Development Software, Macromedia Studio MX 2004, Software Development Magazine;

•	Best Web Design & Development Tool, Macromedia Studio MX 2004, the readers of Visual Studio Magazine;

•	Best Enterprise Application Software, Macromedia Studio MX 2004, Government Computer News;

•	Best Products of 2003—Best of Development Tools, Macromedia Studio MX 2004, PC Magazine;

•	Best Design Tool/HTML Editor—Excellence in Technology Award, Macromedia Dreamweaver MX for Small Business Computing.

Business Outlook—First Quarter Fiscal Year 2005

For the quarter ending June 30, 2004, Macromedia expects net revenues to be in the range of $100 to $105 million, with pro forma gross margins in the 91 to 92 percent range, and a pro forma operating profit margin between 16 and 18 percent. For the fiscal year ending March 31, 2005, the Company expects net revenues to be in the range of $410 to $430 million, with pro forma gross margins between 90 and 92 percent, and a pro forma operating profit margin of between 15 and 20 percent. These forward looking statements are subject to risks and uncertainties discussed below and actual results may differ materially.

Pro Forma Results

Macromedia’s pro forma results for the three and twelve months ended March 31, 2004 and 2003, differ from corresponding results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated results from operations:

Non-cash charges for:

•	The amortization of deferred stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant;

•	The amortization and impairment of acquired developed technology;

•	The amortization and impairment of intangible assets; and

•	The write-off of acquired in-process research and development associated with acquisitions.

Cash charges and gains for:

•	Cash gains from non-marketable cost-basis investments;

•	Losses on non-marketable cost-basis and available-for-sale investments resulting from other-than-temporary declines in the fair-market value of these investments;

•	Cash gain on the sale of acquired technology; and

•	Net charges for certain litigation settlements.

Pro forma results for the three and twelve months ended March 31, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates. See the attached reconciliation of GAAP and pro forma results.

Conference Call

Macromedia’s fourth quarter and fiscal year 2004 financial results will be discussed in a Macromedia Breeze presentation available at http://www.macromedia.com/MACR/. In addition, a teleconference is scheduled to begin at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time on Wednesday, April 28, 2004. After the conclusion of the teleconference, a replay of the conference call will be available on the company’s website.

ABOUT MACROMEDIA

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling and memorable experiences—on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note About Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties. Such risks and uncertainties include those related to customer acceptance of new products and services and new versions of existing products, the impact of competition, risks associated with integration of acquired products and technologies, the risk of adequately evolving our internal systems and processes in a dynamic business environment, the risk of delays in product development and release dates, new regulations and other government actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets (including, but not limited to, foreign policies, market instability, and regulations in the applicable foreign countries), the economic condition in the domestic and significant international markets in which the Company operates, dependence on the growth of the Internet, quarterly fluctuations of the operating results, the Company’s dependence on distributors, the risk of product returns, the risks associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock, and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

MACROMEDIA, INC. Condensed Consolidated Statements of Operations Impact of Pro Forma Adjustments on Reported Net Income (In thousands, except per share data) (unaudited)

	Three months ended March 31, 2004				Three months ended March 31, 2003
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$102,006	$—		$102,006	$83,594	$—		$83,594
Cost of revenues:
Cost of net revenues	7,935	—		7,935	8,183	—		8,183
Amortization of acquired developed technology	911	(911	) (A)	—	272	(272	) (A)	—

Total cost of revenues	8,846	(911)		7,935	8,455	(272)		8,183

Gross profit	93,160	911		94,071	75,139	272		75,411

Operating expenses:
Sales and marketing	41,988	—		41,988	36,381	—		36,381
Research and development	23,322	—		23,322	21,372	—		21,372
General and administrative	9,927	—		9,927	8,063	—		8,063
Amortization of intangible assets	375	(375	) (B)	—	247	(247	) (B)	—
Acquired in-process research and development	—	—		—	357	(357	) (C)	—

Total operating expenses	75,612	(375)		75,237	66,420	(604)		65,816

Operating income	17,548	1,286		18,834	8,719	876		9,595

Other income:
Interest income	1,027	—		1,027	858	—		858
Litigation settlement	—	—		—	(1,500)	1,500	(D)	—
Other, net	(219)	—		(219)	(12)	—		(12)

Total other income	808	—		808	(654)	1,500		846

Income before income taxes	18,356	1,286		19,642	8,065	2,376		10,441
Provision for income taxes	(3,680)	(248	) (E)	(3,928)	(1,133)	(955	) (E)	(2,088)

Net income applicable to common stockholders	$14,676	$1,038		$15,714	$6,932	$1,421		$8,353

Net income per common share:
Basic	$0.22				$0.11
Diluted	$0.20			$0.22	$0.11			$0.13
Weighted average common shares outstanding used for basic and diluted income per common share:
Basic	67,700				60,760
Diluted	71,990			71,990	62,470			62,470

Gross Margin
Gross profit as a percentage of net revenues	91%			92%	90%			90%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	41%			41%	44%			44%
Research and development	23%			23%	26%			26%
General and administrative	10%			10%	10%			10%

Operating Margin
Operating income as a percentage of net revenues	17%			18%	10%			11%

Reclassifications

Historical amounts have been reclassified to conform to the current presentation and to reflect amortization of acquired developed technology as a component of cost of revenues.

Macromedia’s pro forma results for the three months ended March 31, 2004 and 2003 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(A)	Amortization expense related to acquired developed technology.
(B)	Amortization expense related to intangible assets.
(C)	Acquired in-process research and development recorded in connection with acquisitions.
(D)	A litigation settlement charge incurred in connection with securities litigation related to our Allaire acquisition.
(E)	Pro forma results for the three months ended March 31, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC. Condensed Consolidated Statements of Operations Impact of Pro Forma Adjustments on Reported Net Income (In thousands, except per share data) (unaudited)

	Twelve months ended March 31, 2004				Twelve months ended March 31, 2003
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$369,786	$—		$369,786	$336,913	$—		$336,913
Cost of revenues:
Cost of net revenues	30,638	—		30,638	36,065	(44	) (A)	36,021
Amortization and impairment of acquired developed technology	1,954	(1,954	) (B)	—	21,770	(21,770	) (B)	—

Total cost of revenues	32,592	(1,954)		30,638	57,835	(21,814)		36,021

Gross profit	337,194	1,954		339,148	279,078	21,814		300,892

Operating expenses:
Sales and marketing	155,963	—		155,963	145,297	(122	) (A)	145,175
Research and development	91,220	—		91,220	92,385	(89	) (A)	92,296
General and administrative	37,381	—		37,381	36,168	(26	) (A)	36,142
Amortization and impairment of intangible assets	1,135	(1,135	) (C)	—	3,207	(3,207	) (C)	—
Acquired in-process research and development	2,010	(2,010	) (D)	—	357	(357	) (D)	—

Total operating expenses	287,709	(3,145)		284,564	277,414	(3,801)		273,613

Operating income	49,485	5,099		54,584	1,664	25,615		27,279

Other income:
Interest income	3,698	—		3,698	4,117	—		4,117
Gain on investments and other, net	927	(927	) (E)	—	852	(852	) (E)	—
Litigation settlements, net	—	—		—	(1,178)	1,178	(F)	—
Other, net	(1,000)	—		(1,000)	(435)	—		(435)

Total other income	3,625	(927)		2,698	3,356	326		3,682

Income before income taxes	53,110	4,172		57,282	5,020	25,941		30,961
Provision for income taxes	(11,626)	171	(G)	(11,455)	(3,448)	(2,744	) (G)	(6,192)

Net income applicable to common stockholders	$41,484	$4,343		$45,827	$1,572	$23,197		$24,769

Net income per common share:
Basic	$0.64				$0.03
Diluted	$0.60			$0.66	$0.03			$0.40
Weighted average common shares outstanding used for basic and diluted income per common share:
Basic	64,380				60,170
Diluted	69,430			69,430	61,190			61,190

Gross Margin
Gross profit as a percentage of net revenues	91%			92%	83%			89%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	42%			42%	43%			43%
Research and development	25%			25%	27%			27%
General and administrative	10%			10%	11%			11%

Operating Margin
Operating income as a percentage of net revenues	13%			15%	0%			8%

Reclassifications

Historical amounts have been reclassified to conform to the current presentation and to reflect amortization and impairment of acquired developed technology as a component of cost of revenues.

Macromedia’s pro forma results for the fiscal year ended March 31, 2004 and 2003 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(A)	Amortization expense of non-cash deferred stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant during the fiscal year ended March 31, 2003.
(B)	Amortization expense of acquired developed technology; includes an impairment charge of $15,665 for the fiscal year ended March 31, 2003 related to acquired developed technology related to our fiscal year 2001 acquisition of Allaire Corporation.
(C)	Amortization expense related to intangible assets; includes an impairment charge of $1,651 for the fiscal year ended March 31, 2003 related to intangible assets.
(D)	Acquired in-process research and development recorded in connection with acquisitions.
(E)	Cash gains on equity investments realized in fiscal year 2004; a net loss realized on equity investments in fiscal year 2003 and a gain of $1,000 recorded for the sale of acquired technology during fiscal year 2003.
(F)	The reversal of a previously-recorded litigation charge related to a patent infringement case, offset by a reimbursement obligation to an insurer of a securities litigation that was settled in fiscal year 2002, and a litigation settlement charge incurred in connection with securities litigation related to our Allaire acquisition.
(G)	Pro forma results for the fiscal years ended March 31, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	March 31, 2004	March 31, 2003
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$282,691	$215,586
Accounts receivable, net	38,210	27,610
Restricted cash	16,363	—
Prepaid expenses and other current assets	15,050	13,546
Deferred income taxes	16,593	10,314

Total current assets	368,907	267,056
Property and equipment, net	45,512	34,856
Goodwill and other intangible assets, net	250,289	205,918
Restricted cash, non-current	7,022	11,412
Other non-current assets	9,658	8,181

Total assets	$681,388	$527,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,311	$6,714
Accrued liabilities and income taxes payable	70,123	50,184
Accrued restructuring	6,934	11,024
Deferred revenues	32,215	29,618

Total current liabilities	114,583	97,540
Accrued restructuring, non-current	11,657	20,064
Deferred revenues, non-current	5,173	4,298
Other non-current liabilities	5,024	5,991

Total liabilities	136,437	127,893
Total stockholders’ equity	544,951	399,530

Total liabilities and stockholders’ equity	$681,388	$527,423